Exhibit 21
Darling Ingredients Inc.

List of Significant Subsidiaries of the Registrant

    The following are the significant subsidiaries of Darling Ingredients Inc. and the relevant jurisdiction in which they are organized.

Name	Where Organized

Craig Protein Division, Inc.	Georgia
CTH US Inc.	Delaware
Darling Global Holdings Inc.	Delaware
Darling Green Energy LLC	Delaware
Darling National LLC	Delaware
DarPro Storage Solutions LLC	Delaware
Enviroflight, LLC	Delaware
EV Acquisition LLC	Arkansas
Gelnex Inc.	New York
Griffin Industries LLC	Kentucky
Rousselot Dubuque Inc.	Delaware
Rousselot Inc.	Delaware
Rousselot Peabody Inc.	Massachusetts
Sonac USA LLC	Delaware
Valley Proteins LLC	Virginia
Valley Proteins (DE), LLC	Delaware
AEM Federhen Partipações Ltda.	Brazil
Agroindustrial São Francisco Ltda.	Brazil
Aquiraz Industria e Comercio de Gorduras e Proteínas Ltda.	Brazil
Araguaia Indústria de Óleos e Proteinas Ltda.	Brazil
B.V. CTH Groep	The Netherlands
Base Indústria e Comércio de Óleos e Proteínas Ltda.	Brazil
Best Commodity Trade B.V.	The Netherlands
Céu de Minas Nutrição Animal Ltda.	Brazil
Changchun Sonac Biotechnology Co. Ltd	China
China Millers Ltd	United Kingdom
Cordeiro Indústria e Comércio de Farinha e Gordura Animal Ltda	Brazil
CTH B.V.	The Netherlands
CTH België BV	Belgium
CTH France SAS	France
CTH GmbH	Germany
CTH Hunan Co., Ltd	China
CTH Porto - Industria Alimentar Unipessoal Lda	Portugal
Darling Global Finance B.V.	The Netherlands

Darling Ingredients Belgium Holding BV	Belgium
Darling Ingredients Belgium R&S Holding BV	Belgium
Darling Ingredients Germany Holding GmbH	Germany
Darling Ingredients International Holding B.V.	The Netherlands
Darling Ingredients International Rendering and Specialties B.V.	The Netherlands
Darling Ingredients Nederland B.V.	The Netherlands
Darling Ingredients Nederland Holding B.V.	The Netherlands
Darling International Canada Inc.	Canada
Darling International Netherlands B.V.	The Netherlands
Darling International NL Holdings B.V.	The Netherlands
Darling (Shanghai) Management Co. Ltd	China
De Jong Sint Nicolaasga BV	The Netherlands
Dynergy BV	Belgium
Ecoson B.V.	The Netherlands
Ecoson Brzeg Dolny Sp. Z.o.o.	Poland
Ecoson Burgum BV	The Netherlands
Ecoson Energy BV	Belgium
Ecoson Energy Materials & Treatment BV	Belgium
Ecoson Materials BV	Belgium
Ecoson Nutrients BV	Belgium
Ecoson Recycling BV	Belgium
Ecoson Świdnica Sp. Z.o.o.	Poland
Farfri Indústria e Comércio Ltda.	Brazil
Faros Indústria de Farinha de Ossos Ltda.	Brazil
Faros Transporte e Comercio Ltda	Brazil
FASA América Latina Participações Societárias Ltda.	Brazil
FASA Carambeí Indústria de Óleos e Proteínas Ltda.	Brazil
FASA Comercial Exportadora Ltda.	Brazil
FASA RS Participaçőes Ltda.	Brazil
FASAHO Holding Ltda.	Brazil
FASALA LA.AM Participaçőes Ltda.	Brazil
FRR Participaçőes Societárias Ltda. (90.48%)	Brazil
Gel Holdings II B.V.	The Netherlands
Gelnex Industria e Comercio Ltda.	Brazil
Gelnex Industria Y Comercio S.A.	Paraguay
Gelnex, S.A. de C.V.	Mexico
Global Ceramic Materials Ltd	United Kingdom
GREENTRADE Sp. Z.o.o.	Poland
Harimex do Brazil Ltda	Brazil
Haripro SpA (50%)	Italy
Hepac B.V.	The Netherlands
HR-Service Nederland B.V.	The Netherlands
Hunan Teijsen Casings & Food Co. Ltd	China
IT Services B.V.	The Netherlands

LARU GmbH	Germany
Macherio Sp. Z.o.o.	Poland
Miropasz Sp. Z.o.o	Poland
Olense Kippeverwerking BV	Belgium
Ossotuba Ind. E Comércio de Óleos e Proteínas Ltda.	Brazil
Petfar Indústria de Proteína Animal Ltda.	Brazil
Pomarolo Sp. Z.o.o.	Poland
Qionglai Sonac Biotechnology Co. Ltd	China
Rendac BV	Belgium
Rendac CES SA	Luxemburg
Rendac Icker GmbH & Co. KG	Germany
Rendac Jagel GmbH	Germany
Rendac Rotenburg GmbH	Germany
Rendac Son B.V.	The Netherlands
Rendac Transport BV	Belgium
Rendac UDES BV	Belgium
Rendac Udes Transport BV	Belgium
Revada BV	Belgium
Rio Verde Indústria de Gorduras e Proteínas Ltda.	Brazil
Rousselot (Da'an) Gelatin Co. Ltd (75%)	China
Rousselot (Guangdong) Gelatin Co. Ltd (75%)	China
Rousselot (M) SDN.BHD	Malaysia
Rousselot (Whenzou) Gelatin Co. Ltd (70%)	China
Rousselot Angouleme SAS	France
Rousselot Argentina SA	Argentina
Rousselot B.V.	The Netherlands
Rousselot BV	Belgium
Rousselot Gelatin SL	Spain
Rousselot Gelatinas do Brasil Ltda	Brazil
Rousselot GmbH	Germany
Rousselot Isle sur La Sorgue SAS	France
Rousselot Japan KK	Japan
Rousselot SAS	France
RR Marinho Participações Ltda. (50%)	Brazil
Santa Rita Indústria de Óleos e Proteínas Ltda.	Brazil
São Domingos Indústria de Óleos e Proteínas S/A	Brazil
Senha Farinha e Óleo Ltda.	Brazil
Siping Sonac Biotechnology Co. Ltd	China
Sobel Luxembourg Sarl	Luxemburg
Sonac (China) Biology Co. Ltd	China
Sonac (Guangdong) Biotechnology Co. Ltd	China
Sonac (Luohe) Biotechnology Co. Ltd	China
Sonac Almere BV	The Netherlands
Sonac Australia PTY, Ltd	Australia

Sonac Bad Bramstedt GmbH	Germany
Sonac België BV	Belgium
Sonac Brünen GmbH	Germany
Sonac Burgum B.V.	The Netherlands
Sonac Eindhoven B.V.	The Netherlands
Sonac Elsholz GmbH	Germany
Sonac Erolzheim GmbH	Germany
Sonac Functional Products B.V.	The Netherlands
Sonac Gent BV	Belgium
Sonac Harlingen B.V.	The Netherlands
Sonac Kiel GmbH	Germany
Sonac Lingen GmbH	Germany
Sonac Loenen B.V.	The Netherlands
Sonac Lubien Kujawski spolka z ograniczona odpowiedzialnoscia (sp.z.o.o.)	Poland
Sonac Mering GmbH	Germany
Sonac Osetnica Sp.z o.o.	Poland
Sonac Son B.V.	The Netherlands
Sonac Usnice Sp.z o.o.	Poland
Sonac Versmold GmbH	Germany
Sonac Vuren B.V.	The Netherlands
Thor Maquinas e Montagens Ltda.	Brazil
Treuhand SNP Icker GmbH	Germany
Triperia CTH Espana SL	Spain
Valley Proteins Asia Pte Ltd.	Singapore
Vital Administradora de Imoveis Ltda.	Brazil
Zafe Alimentos Ltda	Brazil
Zhejiang Sonac Biotechnology Co. Ltd	China